Exhibit 99.1
Harris Corporation Reports Fourth Quarter Results

New Orders Rebound; Company Updates Fiscal 2010 Guidance
MELBOURNE, Florida, August 12, 2009 — Harris Corporation (NYSE:HRS) revenue for the fiscal 2009 fourth quarter ended July 3, 2009, was $1.29 billion, an increase of 4 percent compared with $1.25 billion for the fourth quarter of fiscal 2008. GAAP operating loss from continuing operations in the fourth quarter of fiscal 2009 was $84 million, or $.64 per diluted share. GAAP income from continuing operations in the prior-year quarter was $135 million, or $.99 per diluted share.
Non-GAAP income from continuing operations in the fourth quarter of fiscal 2009 was $120 million, or $.91 per diluted share, and excludes previously announced pre-tax charges of $256 million for a non-cash impairment of goodwill and intangible assets in the Broadcast Communications segment and $10 million for acquisition-related expenses. Non-GAAP income from continuing operations includes charges of $22 million for cost-reduction actions and $4 million related to the spin-off of Harris Stratex Networks. A reconciliation of GAAP to non-GAAP financial measures is provided in Tables 5 through 8, along with the accompanying notes.
New orders booked in the fourth quarter were $1.29 billion. Excluding acquisitions, new orders in the quarter were $1.25 billion, an increase of 22 percent compared with the sequential third quarter, and essentially flat with a strong prior-year fourth quarter.
“We saw a nice sequential rebound in orders in the fourth quarter in each of the Harris operating segments — RF Communications, Government Communications Systems, and Broadcast Communications,” said Howard L. Lance, chairman, president and chief executive officer. “In addition, our Government Communications Systems business was awarded two new long-term contracts in the fourth quarter with a combined potential value of $1.3 billion. The new contract wins, improving order rates, and a solid pipeline of additional opportunities provide us with increased confidence in our outlook for fiscal 2010. As a result, we have raised the lower end of our range for fiscal 2010 earnings and revenue guidance.”
Results for Full Fiscal Year
Full-year revenue in fiscal 2009 was $5.0 billion, a 9 percent increase compared with $4.6 billion in the prior year. GAAP income from continuing operations in fiscal 2009 was $312 million, or $2.35 per diluted share. GAAP income from continuing operations in the prior year was $454 million, or $3.33 per diluted share.
Non-GAAP income from continuing operations in fiscal 2009 was $516 million, or $3.87 per diluted share, and excludes fourth quarter charges of $256 million for a non-cash impairment of goodwill and intangible assets in the Broadcast Communications segment and $10 million for acquisition-related expenses. Non-GAAP income from continuing operations includes charges of $29 million for cost-reduction actions during the year and $4 million related to the spin-off of Harris Stratex Networks. Non-GAAP income from continuing operations in fiscal 2009 was 13 percent higher compared with non-GAAP income from continuing operations in fiscal 2008 of $457 million, or $3.35 per diluted share.
For the full year, the company generated cash flow from operations of $667 million, an all-time high. Cash flow from operations in fiscal 2008 was $556 million.
RF Communications
Orders in the fourth quarter were $441 million and included $44 million from the recently acquired M/A-COM public safety business, compared with $292 million in the third quarter of fiscal 2009 and $405 million in a strong fourth quarter of the prior year. On a sequential basis, fourth quarter orders were significantly higher in both the domestic and international markets.

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Total backlog in the RF Communications business at the end of the fourth quarter was $920 million and included $450 million from the recently acquired M/A-COM business.
Orders in the fourth quarter included $110 million from the U.S. Army for Falcon II® HF and multiband radios and Falcon III® handheld multiband radios and vehicular systems, $53 million from the Iraq Ministry of Interior for HF radios, $44 million from the U.S. Air Force for Falcon III handheld and vehicular radios and accessories, $16 million from the U.S. Marine Corps for multiband vehicular applications for MRAP vehicles, $15 million from the U.S. Special Operations Command for new Falcon III 117G multiband radios, $19 million from the Indonesia Special Forces for HF and multiband radios, $9 million from the Swedish Armed Forces for HF radios and Falcon III secure personal radios, and $8 million from the Jordanian Armed Forces for HF radios.
Fourth quarter revenue in the RF Communications segment was $468 million and included $47 million from the recently acquired M/A-COM business, compared with $441 million in the prior-year quarter. Revenue in the U.S. DoD market declined compared with the prior-year quarter, but increased sequentially with significant deliveries to the U.S. Army, Marine Corps, and Air Force.
International revenue increased significantly in the fourth quarter, and for full-year fiscal 2009 represented 40 percent of tactical radio revenue, compared with 27 percent for fiscal 2008. Significant international deliveries in the quarter were made to Iraq, Singapore, Canada, Pakistan, the United Kingdom, Algeria, Albania, Brunei, El Salvador, Egypt, Mozambique, Niger, Norway, Poland, and Saudi Arabia.
Operating income in the fourth quarter was $134 million, compared with $149 million in the prior-year quarter. Non-GAAP operating income in the fourth quarter was $144 million and excludes $10 million in charges for acquisition-related expenses, but includes $8 million in charges for cost-reduction actions taken in the fourth quarter. Non-GAAP operating income for the fourth quarter also includes $4 million from the recently acquired M/A-COM public safety business. Excluding charges for cost-reduction actions, non-GAAP operating margin for the tactical radio business was a strong 35.1 percent.
On May 29, 2009, Harris completed its previously announced acquisition of the M/A-COM business from Tyco Electronics. The re-named Public Safety and Professional Communications business unit is an established provider of mission-critical communications systems for law enforcement, fire and rescue, public service, transportation, and utilities markets. Excluding acquisition-related charges, the new business unit was neutral to Harris earnings in the fourth quarter. It is expected to be accretive to earnings in fiscal 2010 and a significant contributor to earnings in fiscal 2011 and 2012.
The Public Safety and Professional Communications business unit achieved several important new orders during the first five weeks of Harris ownership, including a $14 million contract with the Pennsylvania Department of Conservation and Natural Resources for additional equipment to extend the existing wireless network into remote areas of the state; a system expansion in Miami County, Ohio, to extend wireless coverage and user access; and an award from the U.S. Navy Space and Naval Warfare Systems Command (SPAWAR) for flight-deck and below-deck wireless communications systems on the U.S.S. George Washington, a nuclear powered aircraft carrier.

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Government Communications Systems
During the fourth quarter, Harris was awarded two new long-term contracts on major government programs — the 10-year, potential $736 million Geostationary Operational Environmental Satellite-Series R Ground Segment (GOES-R GS) program for the National Oceanic and Atmospheric Administration (NOAA), and the 10-year, potential $600 million Modernization of Enterprise Terminals (MET) program for the U.S. Army. The GOES-R GS system will receive and process satellite data and generate and distribute weather data to more than 10,000 users. The next-generation large satellite earth stations developed for the MET program will provide the worldwide backbone for high-priority military communications and missile defense systems.
Funded and unfunded backlog in the segment at the end of fiscal 2009 was $398 million and $4.8 billion, respectively, compared with prior-year backlog of $371 million and $4.2 billion.
Fourth quarter Government Communications Systems revenue was $704 million, a 10 percent increase compared with $641 million in the prior-year quarter. Operating income in the fourth quarter was $77 million and includes charges of $3 million for cost-reduction actions taken in the fourth quarter. Excluding cost-reduction actions, operating margin was 11.5 percent. In the prior-year quarter, operating income was $74 million and operating margin was 11.5 percent.
Revenue growth was driven by a broad base of U.S. government programs including the Field Data Collection Automation (FDCA) program for the U.S. Census Bureau, avionics for the F/A-18 fighter aircraft for the U.S. Navy and Marine Corps, several classified programs for national intelligence customers, the Patriot IT services program for the National Reconnaissance Office, and the NETCENTS IT services program for the U.S. Air Force.
Broadcast Communications
Orders in the fourth quarter were $127 million, up sequentially by 18 percent compared with $108 million in the third quarter of fiscal 2009. Orders were down 29 percent compared with $179 million in the prior-year quarter.
Fourth quarter revenue in the Broadcast Communications segment was $130 million, a 25 percent decline compared with $174 million in the prior-year quarter, but was about flat compared with $132 million in the third quarter of fiscal 2009. Operating loss in the fourth quarter was $257 million. Non-GAAP operating loss was $2 million and excludes the $256 million non-cash, pre-tax charge for impairment of goodwill and intangible assets, but includes $8 million in charges for cost-reduction actions. Operating income was $8 million in the prior-year quarter and $2 million in the third quarter of fiscal 2009.
Fourth quarter revenue declined in both U.S. and international markets and across the product lines compared with the prior-year quarter. Although significantly lower advertising revenue in the broadcast industry continued to postpone many capital investments, Harris continued to have success in deploying its ONE™ Solution for interoperable workflows that depend on IT-centric systems, integrated infrastructure, and enterprise software. Key ONE Solution wins in the fourth quarter included Meredith Broadcasting in the U.S., CTV in Canada, Die Fernsehwert in Germany, First Gulf in the Middle East, Century Sage Scientific Group and Cimax International in China, and TV Banderantes in Brazil.
Updated Earnings Guidance
The company has revised its guidance for non-GAAP income from continuing operations for fiscal 2010 to a range of $3.40 to $3.50 per diluted share ($3.25 to $3.40 per diluted share on a GAAP basis), compared with a previous range of $3.20 to $3.50 per diluted share ($3.05 to $3.40 per diluted share on a GAAP basis). Revenue in fiscal 2010 is now expected to be in a range of $5.0 billion to $5.1 billion. Fiscal 2010 non-GAAP earnings guidance excludes acquisition-related costs.

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Harris will host a conference call today at 4:30 p.m. Eastern Time (ET) to discuss its fourth quarter fiscal 2009 financial results. The dial-in number for the teleconference is (719) 325-4921 and the access code is 7577433. Please allow at least 10 minutes prior to the scheduled start time to connect to the teleconference. Harris encourages you to listen via webcast, which will be broadcast live at www.harris.com/conference-call. A replay of the teleconference will be available beginning at 8:30 p.m. ET on August 12 and will run until midnight ET on Wednesday, August 19. To access the replay, please call (719) 457-0820, access code 7577433. A recording of the call will also be available on the Harris website beginning at 7:00 p.m. ET on August 12.
About Harris Corporation
Harris is an international communications and information technology company serving government and commercial markets in more than 150 countries. Headquartered in Melbourne, Florida, the company has approximately $5 billion of annual revenue and 15,000 employees — including nearly 7,000 engineers and scientists. Harris is dedicated to developing best-in-class assured communications® products, systems, and services. Additional information about Harris Corporation is available at www.harris.com.
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Non-GAAP Financial Measures
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC, including income from continuing operations and income from continuing operations per diluted share for the fourth quarter of fiscal 2009 and for fiscal 2009, in each case excluding charges for impairment of goodwill and intangible assets in the Broadcast Communications segment and charges for acquisition-related expenses; income from continuing operations and income from continuing operations per diluted share for fiscal 2008, in each case excluding charges for acquisition-related expenses; orders for the fourth quarter of fiscal 2009 and for the full fiscal 2009, excluding orders of newly acquired businesses; operating margins for the RF Communications and Government Communications Systems segments, excluding cost-reduction actions; and fiscal 2010 guidance for earnings from continuing operations, excluding acquisition-related costs. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting, and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.
Attachments: Financial Statements (eight tables).
# # #
Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: earnings and revenue guidance for fiscal 2010; the potential value of contract awards; and statements regarding outlook, including expected revenue. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company’s consolidated results and the forward-looking statements could be affected by many factors, including but not limited to: the loss of our relationship with the U.S. government or a shift in U.S. government funding; potential changes in U.S. government or customer priorities; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; financial and government and regulatory risks relating to international sales and operations; our ability to continue to develop new products that achieve market acceptance; the consequences of future geo-political events; strategic acquisitions and the risks and uncertainties related thereto, including our ability to manage and integrate acquired businesses; performance of our subcontractors and suppliers; potential claims that we are infringing the intellectual property rights of third parties; the successful resolution of patent infringement claims and the ultimate outcome of other contingencies, litigation and legal matters; customer credit risk; risks inherent in developing new technologies; changes in our effective tax rate; the potential impact of natural disasters on our significant operations in Florida, California and other locations; changes in future business conditions that could cause business investments and/or recorded goodwill to become impaired; and the recession in the United States and general downturn in the global economy. Further information relating to factors that may impact the company’s results and forward-looking statements are disclosed in the company’s filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
# # #
Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com
Media inquiries: Jim Burke at 321-727-9131, or jim.burke@harris.com
For additional information, contact Harris Corporation at webmaster@harris.com.

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Table 1
HARRIS CORPORATION
FY ’09 Fourth Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Unaudited)

	Quarter Ended		Fiscal Year Ended
	July 3,	June 27,	July 3,	June 27,
	2009	2008	2009	2008
	(In millions, except per share amounts)
Revenue from product sales and services	$1,294.1	$1,246.9	$5,005.0	$4,596.1

Cost of product sales and services	(889.7)	(831.1)	(3,420.2)	(3,145.6)
Engineering, selling and administrative expenses	(221.5)	(206.9)	(791.3)	(746.5)
Impairment of goodwill and other long-lived assets	(255.5)	—	(255.5)	—
Non-operating income (loss)	(0.9)	2.7	(3.1)	11.4
Interest income	0.6	1.2	3.2	5.2
Interest expense	(14.0)	(12.4)	(52.8)	(53.1)

Income (loss) from continuing operations before income taxes	(86.9)	200.4	485.3	667.5
Income taxes	3.4	(65.9)	(172.9)	(214.0)

Income (loss) from continuing operations	(83.5)	134.5	312.4	453.5
Discontinued operations, net of income taxes	(72.9)	(12.8)	(274.5)	(9.3)

Net income (loss)	$(156.4)	$121.7	$37.9	$444.2

Net income (loss) per common share

Basic
Continuing operations	$(.64)	$1.01	$2.36	$3.39
Discontinued operations	(.55)	(.10)	(2.07)	(.07)

	$(1.19)	$.91	$.29	$3.32

Diluted
Continuing operations	$(.64)	$.99	$2.35	$3.33
Discontinued operations	(.55)	(.09)	(2.07)	(.07)

	$(1.19)	$.90	$.28	$3.26

Cash dividends paid per common share	$.20	$.15	$.80	$.60

Basic weighted average shares outstanding	131.4	133.7	132.3	133.9
Diluted weighted average shares outstanding	131.4	135.3	133.2	136.5

Table 2
HARRIS CORPORATION
FY ’09 Fourth Quarter Summary
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Quarter Ended		Fiscal Year Ended
	July 3,	June 27,	July 3,	June 27,
	2009	2008	2009	2008
	(In millions)
Revenue
RF Communications	$468.1	$441.3	$1,760.6	$1,506.8
Government Communications Systems	703.8	641.3	2,709.6	2,478.1
Broadcast Communications	130.2	174.2	583.6	643.1
Corporate eliminations	(8.0)	(9.9)	(48.8)	(31.9)

	$1,294.1	$1,246.9	$5,005.0	$4,596.1

Income (Loss) From Continuing Operations Before Income Taxes
Segment Operating Income (Loss):
RF Communications	$134.0	$149.1	$571.5	$525.5
Government Communications Systems	77.4	73.5	302.8	226.0
Broadcast Communications	(257.2)	8.1	(238.0)	33.8
Unallocated corporate expense	(24.6)	(18.8)	(81.4)	(74.0)
Corporate eliminations	(2.2)	(3.0)	(16.9)	(7.3)
Non-operating income (loss)	(0.9)	2.7	(3.1)	11.4
Net interest expense	(13.4)	(11.2)	(49.6)	(47.9)

	$(86.9)	$200.4	$485.3	$667.5

Table 3
HARRIS CORPORATION
FY ’09 Fourth Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Fiscal Year Ended
	July 3,	June 27,
	2009	2008
	(In millions)
Operating Activities
Net income	$37.9	$444.2
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	177.7	172.2
Purchased in-process research and development write-off	7.0	1.4
Share-based compensation	41.9	38.2
Non-current deferred income taxes	(47.2)	(4.7)
Gain on AuthenTec, Inc. warrants	—	(5.6)
Gain on the sale of securities available-for-sale	—	(9.8)
Impairment of securities available-for-sale	7.6	—
Impairment of goodwill and other long-lived assets	556.5	—
Minority interest in discontinued operations, net of income taxes	(162.5)	(7.2)
Loss on disposal of discontinued operations	62.6	—
(Increase) decrease in:
Accounts and notes receivable	32.7	(105.7)
Inventories	(68.3)	(51.3)
Increase (decrease) in:
Accounts payable and accrued expenses	72.1	65.3
Advance payments and unearned income	(17.2)	17.9
Income taxes	(41.3)	(6.6)
Other	7.3	7.2

Net cash provided by operating activities	666.8	555.5

Investing Activities
Cash paid for acquired businesses	(745.3)	(19.4)
Additions of property, plant and equipment	(98.7)	(112.9)
Additions of capitalized software	(23.1)	(33.3)
Cash paid for short-term investments available-for-sale	(1.2)	(9.3)
Proceeds from the sale of short-term investments available-for-sale	3.7	26.6
Proceeds from the sale of securities available-for-sale	—	13.7

Net cash used in investing activities	(864.6)	(134.6)

Financing Activities
Proceeds from borrowings	531.8	460.5
Repayment of borrowings	(81.4)	(599.4)
Payment of treasury lock	—	(8.8)
Proceeds from exercise of employee stock options	5.6	45.2
Repurchases of common stock	(132.3)	(234.6)
Cash dividends	(106.6)	(81.5)
Cash decrease related to spin-off of Harris Stratex Networks, Inc.	(100.0)	—

Net cash provided by (used in) financing activities	117.1	(418.6)

Effect of exchange rate changes on cash and cash equivalents	(8.1)	(0.6)

Net increase (decrease) in cash and cash equivalents	(88.8)	1.7

Cash and cash equivalents, beginning of year	370.0	368.3

Cash and cash equivalents, end of year	281.2	370.0
Less cash and cash equivalents of discontinued operations	—	(95.5)

Cash and cash equivalents of continuing operations, end of year	$281.2	$274.5

Supplemental disclosure of noncash investing and financing activities:
Common stock issued in exchange for 3.5% convertible debentures, due fiscal 2023	$—	$163.5

Distribution of Harris Stratex Networks, Inc. common stock owned by Harris Corporation to Harris Corporation shareholders	$173.1	$—

Table 4
HARRIS CORPORATION
FY ’09 Fourth Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

	July 3,	June 27,
	2009	2008
	(In millions)
Assets

Cash and cash equivalents	$281.2	$274.5
Marketable equity securities	3.3	19.3
Receivables	770.8	679.9
Inventories	607.2	476.0
Income taxes receivable	21.0	—
Current deferred income taxes	117.2	103.9
Other current assets	58.7	56.7
Current assets of discontinued operations	—	442.2
Property, plant and equipment	543.2	407.2
Goodwill	1,507.1	1,262.5
Intangible assets	335.6	236.9
Non-current deferred income taxes	85.3	—
Other non-current assets	134.5	162.7
Non-current assets of discontinued operations	—	505.7

	$4,465.1	$4,627.5

Liabilities and Shareholders’ Equity

Short-term debt	$105.7	$0.3
Accounts payable	368.0	309.3
Compensation and benefits	224.9	170.6
Other accrued items	288.7	192.3
Advance payments and unearned income	121.7	100.2
Income taxes payable	—	22.4
Current portion of long-term debt	0.7	0.7
Current liabilities of discontinued operations	—	195.4
Non-current deferred income taxes	—	42.5
Long-term debt	1,177.3	828.0
Long-term contract liability	145.6	—
Other long-term liabilities	163.4	160.3
Non-current liabilities of discontinued operations	—	1.2
Minority interest in discontinued operations	—	330.3
Shareholders’ equity	1,869.1	2,274.0

	$4,465.1	$4,627.5

HARRIS CORPORATION
FY ’09 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of segments’ operating income (loss); cost of product sales and services; engineering, selling and administrative expenses; income (loss) from continuing operations before income taxes; income taxes; income (loss) from continuing operations; and income (loss) from continuing operations per diluted share adjusted to exclude certain costs, charges, expenses, gains and losses. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting, and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 5
HARRIS CORPORATION
FY ’09 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Condensed Consolidated Statement of Income
(Unaudited)

	Quarter Ended			Quarter Ended
	July 3, 2009			June 27, 2008
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions, except per share amounts)
Revenue from product sales and services	$1,294.1	$—	$1,294.1	$1,246.9	$—	$1,246.9

Cost of product sales and services (A)	(889.7)	1.2	(888.5)	(831.1)	—	(831.1)
Engineering, selling and administrative expenses (B)	(221.5)	8.9	(212.6)	(206.9)	0.5	(206.4)
Impairment of goodwill and other long-lived assets (C)	(255.5)	255.5	—	—	—	—
Non-operating income (loss)	(0.9)	—	(0.9)	2.7	—	2.7
Interest income	0.6	—	0.6	1.2	—	1.2
Interest expense	(14.0)	—	(14.0)	(12.4)	—	(12.4)

Income (loss) from continuing operations before income taxes	(86.9)	265.6	178.7	200.4	0.5	200.9
Income taxes	3.4	(62.5)	(59.1)	(65.9)	(0.2)	(66.1)

Income (loss) from continuing operations	$(83.5)	$203.1	$119.6	$134.5	$0.3	$134.8

Income (loss) from continuing operations per diluted common share	$(.64)	$1.55	$.91	$.99	$.01	$1.00

	Fiscal Year Ended			Fiscal Year Ended
	July 3, 2009			June 27, 2008
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions, except per share amounts)
Revenue from product sales and services	$5,005.0	$—	$5,005.0	$4,596.1	$—	$4,596.1

Cost of product sales and services (A)	(3,420.2)	1.2	(3,419.0)	(3,145.6)	0.4	(3,145.2)
Engineering, selling and administrative expenses (B)	(791.3)	8.9	(782.4)	(746.5)	3.3	(743.2)
Impairment of goodwill and other long-lived assets (C)	(255.5)	255.5	—	—	—	—
Non-operating income (loss)	(3.1)	—	(3.1)	11.4	—	11.4
Interest income	3.2	—	3.2	5.2	—	5.2
Interest expense	(52.8)	—	(52.8)	(53.1)	—	(53.1)

Income from continuing operations before income taxes	485.3	265.6	750.9	667.5	3.7	671.2
Income taxes	(172.9)	(62.5)	(235.4)	(214.0)	(0.7)	(214.7)

Income from continuing operations	$312.4	$203.1	$515.5	$453.5	$3.0	$456.5

Income from continuing operations per diluted common share	$2.35	$1.52	$3.87	$3.33	$0.02	$3.35

Table 6
HARRIS CORPORATION
FY ’09 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Business Segment Information
(Unaudited)

	Quarter Ended			Quarter Ended
	July 3, 2009			June 27, 2008
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions)
Revenue
RF Communications	$468.1	$—	$468.1	$441.3	$—	$441.3
Government Communications Systems	703.8	—	703.8	641.3	—	641.3
Broadcast Communications	130.2	—	130.2	174.2	—	174.2
Corporate eliminations	(8.0)	—	(8.0)	(9.9)	—	(9.9)

	$1,294.1	$—	$1,294.1	$1,246.9	$—	$1,246.9

Income (Loss) From Continuing Operations Before Income Taxes
Segment Operating Income (Loss):
RF Communications (D)	$134.0	$9.5	$143.5	$149.1	$—	$149.1
Government Communications Systems (E)	77.4	0.6	78.0	73.5	0.4	73.9
Broadcast Communications (F)	(257.2)	255.5	(1.7)	8.1	0.1	8.2
Unallocated corporate expense	(24.6)	—	(24.6)	(18.8)	—	(18.8)
Corporate eliminations	(2.2)	—	(2.2)	(3.0)	—	(3.0)
Non-operating income (loss)	(0.9)	—	(0.9)	2.7	—	2.7
Net interest expense	(13.4)	—	(13.4)	(11.2)	—	(11.2)

	$(86.9)	$265.6	$178.7	$200.4	$0.5	$200.9

	Fiscal Year Ended			Fiscal Year Ended
	July 3, 2009			June 27, 2008
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions)
Revenue
RF Communications	$1,760.6	$—	$1,760.6	$1,506.8	$—	$1,506.8
Government Communications Systems	2,709.6	—	2,709.6	2,478.1	—	2,478.1
Broadcast Communications	583.6	—	583.6	643.1	—	643.1
Corporate eliminations	(48.8)	—	(48.8)	(31.9)	—	(31.9)

	$5,005.0	$—	$5,005.0	$4,596.1	$—	$4,596.1

Income From Continuing Operations Before Income Taxes
Segment Operating Income (Loss):
RF Communications (D)	$571.5	$9.5	$581.0	$525.5	$—	$525.5
Government Communications Systems (E)	302.8	0.6	303.4	226.0	1.7	227.7
Broadcast Communications (F)	(238.0)	255.5	17.5	33.8	2.0	35.8
Unallocated corporate expense	(81.4)	—	(81.4)	(74.0)	—	(74.0)
Corporate eliminations	(16.9)	—	(16.9)	(7.3)	—	(7.3)
Non-operating income (loss)	(3.1)	—	(3.1)	11.4	—	11.4
Net interest expense	(49.6)	—	(49.6)	(47.9)	—	(47.9)

	$485.3	$265.6	$750.9	$667.5	$3.7	$671.2

Table 7
HARRIS CORPORATION
FY ’09 Fourth Quarter Summary
Reconciliation of FY ’10 GAAP Income from Continuing Operations per Diluted Share Guidance to FY ’09 GAAP Income from Continuing Operations per Diluted Share and FY ’10 Non-GAAP Income from Continuing Operations per Diluted Share Guidance
(Unaudited)

	Fiscal Year 2009	Fiscal Year 2010
	(Actual)	(Guidance)	Percent Change
GAAP income from continuing operations per diluted share	$2.35	$3.25 to $3.40	38% to 45%
Impairment of our Broadcast Communications segment goodwill and other long-lived assets (G)	$1.48	$—
Charges associated with the acquisition of Tyco Electronics Wireless Systems (H)	$0.04	$0.14 - $0.09
Charges associated with the acquisitions of Crucial Security, Inc. and the ATC Business Unit of SolaCom Technologies Inc. (I)	$—	$0.01

Non-GAAP income from continuing operations per diluted share	$3.87	$3.40 to $3.50	(12)% to (10)%

Table 8
HARRIS CORPORATION
FY ’09 Fourth Quarter Summary
FY ’09 and FY ’09 Fourth Quarter Operating Margins, Excluding Cost-Reduction Actions

	Quarter Ended July 3, 2009
		Operating	Operating
	Revenue	Income	Margin
	(In millions)
RF Communications Segment
GAAP	$468.1	$134.0	28.6%
Acquisition related charges	—	9.5

Non-GAAP	468.1	143.5	30.7%
Impact of acquisitions (J)	(47.3)	(4.0)
Cost-reduction actions	—	8.1

Non-GAAP organic, excluding cost-reduction actions	$420.8	$147.6	35.1%

	Quarter Ended July 3, 2009
		Operating	Operating
	Revenue	Income	Margin
	(In millions)
Government Communications Systems Segment
GAAP	$703.8	$77.4	11.0%
Cost-reduction actions	—	3.4

Excluding cost-reduction actions	$703.8	$80.8	11.5%

HARRIS CORPORATION
FY ’09 Fourth Quarter Summary
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
Notes to tables 5 through 8:
Note A — Adjustments to cost of product sales and services for the quarter and fiscal year ended July 3, 2009 are due to the impact of a step up in inventory associated with our acquisition of the Tyco Electronics Wireless Systems business (“Wireless Systems”) from Tyco Electronics Ltd. ($1.2 million). Adjustments to cost of product sales and services for the fiscal year ended June 27, 2008 are due to a step up in inventory associated with our acquisition of Zandar Technologies plc (“Zandar”) ($0.4 million).
Note B — Adjustments to engineering, selling and administrative expenses for the quarter and fiscal year ended July 3, 2009 are due to integration costs and a write-off of in-process research and development associated with our acquisition of Wireless Systems ($8.3 million) and integration costs associated with our acquisition of Crucial Security, Inc. (“CSI”) ($0.6 million). Adjustments to engineering, selling and administrative expenses for the quarter ended June 27, 2008 are due to integration costs associated with our acquisitions of Multimax Incorporated (“Multimax”) ($0.4 million) and Zandar ($0.1 million). Adjustments to engineering, selling and administrative expenses for the fiscal year ended June 27, 2008 are due to integration costs associated with our acquisition of Multimax ($1.7 million) and integration costs and a write-off of in-process research and development associated with our acquisition of Zandar ($1.6 million).
Note C — Adjustment for impairment of goodwill and other long-lived assets in our Broadcast Communications segment ($255.5 million).
Note D — Adjustments to our RF Communications segment operating income for the quarter and fiscal year ended July 3, 2009 are due to the impact of a step up in inventory, integration costs and a write-off of in-process research and development associated with our acquisition of Wireless Systems ($9.5 million).
Note E — Adjustments to our Government Communications Systems segment operating income for the quarter and fiscal year ended July 3, 2009 are due to integration costs associated with our acquisition of CSI ($0.6 million). Adjustments to our Government Communications Systems segment operating income for the quarter and fiscal year ended June 27, 2008 are due to integration costs associated with our acquisition of Multimax ($0.4 million and $1.7 million, respectively).
Note F — Adjustments to our Broadcast Communications segment operating income for the quarter and fiscal year ended July 3, 2009 are due to impairment of goodwill and other long-lived assets ($255.5 million). Adjustments to our Broadcast Communications segment operating income for the quarter ended June 27, 2008 are due to integration costs associated with our acquisition of Zandar ($0.1 million). Adjustments to our Broadcast Communications segment operating income for the fiscal year ended June 27, 2008 are due to the impact of a step up in inventory, integration costs and a write-off of in-process research and development associated with our acquisition of Zandar ($2.0 million).
Note G — Adjustment for pre-tax charges of $255.5 million ($1.48 per diluted share) for impairment of goodwill and other long-lived assets in our Broadcast Communications segment.
Note H — Adjustment for pre-tax charges of $9.5 million ($.04 per diluted share) for fiscal 2009 and estimated pre-tax charges in a range of $18.0 million to $28.0 million ($.09 to $.14 per diluted share) for fiscal 2010, related to integration and other costs associated with our acquisition of Wireless Systems.
Note I — Adjustment for estimated pre-tax charges of $2.5 million ($.01 per diluted share) for fiscal 2010 related to integration and other costs associated with our acquisitions of CSI and the ATC Business Unit of SolaCom Technologies Inc.
Note J — Adjustment related to the revenue and operating income of Wireless Systems for the quarter ended July 3, 2009.